SUB-ITEM 77Q3

AIM UTILITIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  9/30/2007
FILE NUMBER 811-3826
SERIES NO.: 9


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                      $ 1,911
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                      $   251
        Class C                                                      $   115
        Investor Class                                               $   973
        Institutional Class                                          $   125

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       0.1611
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.0918
        Class C                                                       0.0926
        Investor Class                                                0.1625
        Institutional Class                                           0.2020

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       11,107
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        2,658
        Class C                                                        1,113
        Investor Class                                                 5,377
        Institutional Class                                              974

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $18.98
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $19.04
        Class C                                                       $19.19
        Investor Class                                                $19.14
        Institutional Class                                           $18.98